Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hill International, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 16, 2009, appearing in the Annual Report on Form 10-K of Hill International, Inc. for the year ended December 31, 2008.

/s/ Amper, Politziner & Mattia, LLP

Amper, Politziner & Mattia, LLP

June 16, 2008

Edison, New Jersey